Exhibit 99.1

Catalyst Pharmaceuticals Announces FDA Acceptance of NDA and Priority Review Status for Firdapse® (Amifampridine Phosphate) for Lambert-Eaton Myasthenic Syndrome

—PDUFA Date Set for November 28, 2018

CORAL GABLES, Fla., May 29, 2018 (GLOBE NEWSWIRE) — Catalyst Pharmaceuticals, Inc. (Catalyst) (Nasdaq: CPRX), a biopharmaceutical company focused on developing and commercializing innovative therapies for people with rare debilitating, chronic neuromuscular and neurological diseases, announced today that its New Drug Application (NDA) for Firdapse® for the treatment of Lambert-Eaton myasthenic syndrome (LEMS) has been accepted for a Priority Review by the U.S. Food and Drug Administration (FDA).

Priority Review is granted by the FDA to drugs with the potential to address a serious condition and, if approved, would provide a significant improvement in safety or effectiveness of the treatment, prevention, or diagnosis of a serious condition. The FDA has set a Prescription Drug User Fee Act (PDUFA) action date of November 28, 2018. The submission is supported by positive results from two Phase 3 studies.

“We are delighted to have received Priority Review status for Firdapse for the treatment of LEMS and look forward to continuing to work closely with the FDA during the review process,” said Patrick J. McEnany, Chairman and CEO of Catalyst. “Together with the previous grant of Breakthrough Therapy Designation, the Priority Review underscores the robust potential of Firdapse and the need for a safe and effective FDA-approved treatment for LEMS.”

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing innovative therapies for people with rare debilitating, chronic neuromuscular and neurological diseases, including Lambert-Eaton myasthenic syndrome (LEMS), congenital myasthenic syndromes (CMS), MuSK antibody positive myasthenia gravis, spinal muscular atrophy (SMA) type 3, and infantile spasms. Firdapse® (amifampridine phosphate) has received Breakthrough Therapy Designation from the U.S. Food and Drug Administration (FDA) for the treatment of LEMS and Orphan Drug Designation for LEMS, CMS and myasthenia gravis. Firdapse is the first and only approved drug in Europe for symptomatic treatment in adults with LEMS.

Catalyst is also developing CPP-115 to treat refractory infantile spasms. CPP-115 has been granted U.S. Orphan Drug Designation for the treatment of infantile spasms by the FDA and has been granted E.U. Orphan Medicinal Product Designation for the treatment of West syndrome by the European Commission. In addition, Catalyst is developing a generic version of Sabril® (vigabatrin).

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) whether the results of the LMS-003 trial, combined with the results of the Company’s previous Phase 3 trial, will be acceptable to the FDA as support for an approval of Firdapse for the treatment of LEMS, (ii) whether the results of the abuse liability studies undertaken by Catalyst will be acceptable to the FDA as support for an approval of Firdapse, (iii) whether the receipt of breakthrough therapy designation for Firdapse will expedite the development and review of Firdapse by the FDA or the likelihood that the product will be found to be safe and effective, (iv) whether Firdapse will ever be approved for commercialization, (v) whether Catalyst will be the first company to receive an approval for amifampridine (3,4-DAP), giving it 5-year marketing exclusivity for its product, and (vi) those other factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2017 and its other filings with the U.S. Securities and Exchange Commission (SEC), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Investor Contact Brian Korb Solebury Trout (646) 378-2923 bkorb@troutgroup.com	Company Contact Patrick J. McEnany Catalyst Pharmaceuticals Chief Executive Officer (305) 420-3200 pmcenany@catalystpharma.com

Media Contact

David Schull

Russo Partners

(212) 845-4271

david.schull@russopartnersllc.com

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